EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 25, 2007, relating to the financial statements, which appears in MedicalCV, Inc.’s Annual Report on Form 10-KSB for the year ended April 30, 2007.

/s/ LURIE BESIKOF LAPIDUS & COMPANY, LLP
LURIE BESIKOF LAPIDUS & COMPANY, LLP
Minneapolis, Minnesota
October 11, 2007